Exhibit 10.34

SANDISK CORPORATION

2025 LONG-TERM INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR

RESTRICTED STOCK UNIT GRANT PROGRAM

1. Establishment. The Company hereby adopts the Sandisk Corporation Non-Employee Director Restricted Stock Unit Program (the “Program”), effective as of [•] (the “Effective Date”). Any shares of Common Stock issued with respect to Restricted Stock Unit Awards granted under the Program shall be charged against the applicable share limits of the Sandisk Corporation 2024 Long-Term Incentive Plan, as may be amended and/or restated from time to time (the “Plan”). For the avoidance of doubt, the grant of a Cash Award, and its subsequent settlement, shall in no event reduce the number of shares of Common Stock available for issuance under the Plan. Except as otherwise expressly provided herein, the provisions of the Plan shall govern all awards made pursuant to the Program. Capitalized terms are defined in the Plan if not defined herein.

2. Purpose. The purpose of the Program is to promote the success of the Company and the interests of its stockholders by providing a means to attract and retain qualified persons who are not officers or employees of the Company or one of its Subsidiaries to serve as members of the Board (“Non-Employee Directors”) through an opportunity to receive Cash Awards or to acquire an ownership interest in the Company and more closely aligning the interests of Non-Employee Directors and stockholders.

3. Participation. A Restricted Stock Unit Award under the Program shall be made only to Non-Employee Directors, shall be evidenced by a Notice of Award of Restricted Stock Units substantially in the form attached as Exhibit 1 hereto and shall be further subject to such other terms and conditions set forth therein. As used in the Program, the term “Restricted Stock Unit” shall mean a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding share of Common Stock (subject to adjustment as provided in Section 9 of the Plan) solely for purposes of the Program. Restricted Stock Units shall be used solely as a device for the determination of the number of shares of Common Stock to eventually be delivered to a Non-Employee Director if Restricted Stock Units held by such Non-Employee Director vest pursuant to Section 7 or Section 9. Restricted Stock Units shall not be treated as property or as a trust fund of any kind. Restricted Stock Units granted to a Non-Employee Director pursuant to the Program shall be credited to an unfunded bookkeeping account maintained by the Company on behalf of the Non-Employee Director (a “Program Account”).

Notwithstanding anything to the contrary herein, any Non-Employee Director who serves as a member of the Board pursuant to a contractual right of an investor of the Company (an “Investor Designated Director”) shall receive his or her award in the form of a Cash Award in lieu of a Restricted Stock Unit Award. As used in the Program, the term “Cash Award” shall mean an award of cash that is granted under the Plan. A Cash Award under the Program shall be made only to Investor Designated Directors and shall be further subject to such other terms and conditions set forth therein.

4.	Annual Restricted Stock Unit Awards.

4.1 Annual Awards. On the date of and immediately following the Company’s regular annual meeting of stockholders in each year during the term of the Plan commencing with 2025, each Non-Employee Director who is not an Investor Designated Director then in office shall be granted automatically (without any action by the Board or the Administrator) a Restricted Stock Unit Award with respect to a number (rounded down to the nearest whole number) of Restricted Stock Units equal to (i) $240,000 ($290,000 in the case of a Non-Employee Director then serving as Chair of the Board and $280,000 in the case of a Non-Employee Director then serving as Lead Independent Director), divided by (ii) the Fair Market Value of a share of Common Stock on the applicable annual meeting date (subject to adjustment as provided in Section 9 of the Plan). An individual who was previously a member of the Board, who then ceased to be a member of the Board for any reason, and who then again becomes a Non-Employee Director shall thereupon again become eligible to be granted Restricted Stock Units under this Section 4.1.

4.2 Initial Award for New Directors. Upon first being appointed or elected to the Board, a Non-Employee Director who is not an Investor Designated Director and who has not previously served on the Board shall be granted automatically (without any action by the Board or the Administrator) a Restricted Stock Unit Award with respect to a number of Restricted Stock Units equal to (i) the number of Restricted Stock Units in the annual Restricted Stock Unit Award immediately preceding the date such Non-Employee Director is first appointed or elected to the Board, divided by (ii) 365, multiplied by (iii) the number of days from the date such Non-Employee Director is first appointed or elected to the Board to the scheduled date of the Company’s next annual meeting of stockholders.

Notwithstanding the foregoing, the initial Restricted Stock Unit Award granted for Non-Employee Directors appointed in connection with the separation of the Company from Western Digital Corporation (the “Separation”) shall be a number (rounded down to the nearest whole number) of Restricted Stock Units equal to (i) $240,000 ($290,000 in the case of a Non-Employee Director then serving as Chair of the Board and $280,000 in the case of a Non-Employee Director then serving as Lead Independent Director), divided by (ii) the simple average of the closing trading price per-share of Common Stock trading on the applicable securities exchange during each of the five (5) full trading sessions, commencing with the first trading session following the effective date of the Separation. Such initial Restricted Stock Unit Award shall be prorated based on the following formula: (i) the number of Restricted Stock Units as determined above, divided by (ii) 365, multiplied by (iii) the number of days from the date of such Non-Employee is first appointed to the Board to the scheduled date of the Company’s next annual meeting of stockholders.

4.3 Transfer Restrictions. Restricted Stock Units granted pursuant to this Section 4 shall be non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge and any shares of Common Stock issuable pursuant to the Restricted Stock Units shall be delivered only to (or for the account of) the Non-Employee Director to whom such Restricted Stock Units were granted.

5.	Annual Cash Awards.

5.1 Annual Awards. On the date of and immediately following the Company’s regular annual meeting of stockholders in each year during the term of the Plan commencing with 2025, each Investor Designated Director then in office shall be granted automatically (without any action by the Board or the Administrator) a Cash Award with a value equal to $240,000 ($290,000 in the case of an Investor Designated Director then serving as Chair of the Board and $280,000 in the case of an Investor Designated Director then serving as Lead Independent Director). An individual who was previously a member of the Board, who then ceased to be a member of the Board for any reason, and who then again becomes an Investor Designated Director shall thereupon again become eligible to be granted a Cash Award under this Section 5.1.

5.2 Initial Award for New Directors. Upon first being appointed or elected to the Board, an Investor Designated Director who has not previously served on the Board shall be granted automatically (without any action by the Board or the Administrator) a Cash Award in an amount equal to (i) $240,000 ($290,000 in the case of an Investor Designated Director then serving as Chair of the Board and $280,000 in the case of an Investor Designated Director then serving as Lead Independent Director) divided by (ii) 365, multiplied by (iii) the number of days from the date such Investor Designated Director is first appointed or elected to the Board to the scheduled date of the Company’s next annual meeting of stockholders.

5.3 Transfer Restrictions. Cash Awards granted pursuant to this Section 5 shall be non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge and any cash payable pursuant to the Cash Award shall be delivered only to the Investor Designated Director to whom such Cash Award was granted, or his or her designee, if applicable.

6.	Dividend and Voting Rights.

6.1 Limitation of Rights Associated with Restricted Stock Units. A Non-Employee Director shall have no rights as a stockholder of the Company, no dividend rights (except as expressly provided in Section 6.2 with respect to dividend equivalent rights) and no voting rights, with respect to Restricted Stock Units granted pursuant to the Program and any shares of Common Stock underlying or issuable in respect of such Restricted Stock Units until such shares of Common Stock are actually issued to and held of record by the Non-Employee Director. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of the stock certificate.

6.2 Dividend Equivalent Rights. As of any date that the Company pays a dividend (other than in shares of Common Stock) upon issued and outstanding Common Stock, or makes a distribution (other than in shares of Common Stock) with respect thereto, a Non-Employee Director’s Program Account shall be credited with an additional number (rounded down to the nearest whole number) of Restricted Stock Units equal to (i) the “fair value” of any dividend (or other distribution) with respect to one share of Common Stock, multiplied by (ii) the number of unpaid Restricted Stock Units credited to the Non-Employee Director’s Program Account immediately prior to such dividend or distribution, divided by (iii) the Fair Market Value of a share of Common Stock on the date of payment of such dividend or distribution. In the case of a cash dividend or distribution, the “fair value” thereof shall be the amount of such cash, and, in the case of any other dividend or distribution (other than in shares of Common Stock), the “fair value” thereof shall be such amount as shall be determined in good faith by the Administrator. Restricted Stock Units credited pursuant to the foregoing provisions of this Section 6.2 shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original Restricted Stock Units to which they relate. No adjustment shall be made pursuant to Section 9 of the Plan as to Restricted Stock Units granted pursuant to the Program in connection with any dividend (other than in shares of Common Stock) or distribution (other than in shares of Common Stock) for which dividend equivalents are credited pursuant to the foregoing provisions of this Section 6.2. Restricted Stock Units granted pursuant to the Program shall otherwise be subject to adjustment pursuant to Section 9 of the Plan (for example, and without limitation, in connection with a split or reverse split of the outstanding Common Stock).

7. Vesting. Subject to Section 9 hereof and Section 9 of the Plan, a Restricted Stock Unit Award or Cash Award granted to a Non-Employee Director pursuant to the Program (whether pursuant to Section 4, Section 5 or Section 6.2) (an “Award”) shall vest and become payable as to 100% of the total number of Restricted Stock Units or cash, as applicable, subject thereto on the first to occur of (i) the first anniversary of the date of grant of the Award or (ii) immediately prior to the Company’s first regular meeting of stockholders following the date of grant of the Award.

8. Continuation of Services. The vesting schedule requires continued service through each applicable vesting date as a condition to the vesting of the applicable installment of an Award and the rights and benefits under the Program. Service for only a portion of the vesting period, even if a substantial portion, will not entitle a Non-Employee Director to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of services as provided in Section 9 below. Nothing contained in the Program constitutes a continued service commitment by the Company, confers upon a Non-Employee Director any right to remain in service to the Company, interferes with the right of the Company at any time to terminate such service, or affects the right of the Company to increase or decrease a Non-Employee Director’s other compensation.

9. Termination of Directorship. Subject to earlier termination pursuant to Section 9 of the Plan, if a Non-Employee Director incurs a Separation from Service (as defined below) for any reason, the following rules shall apply with respect to any Award granted to the Non-Employee Director pursuant to Section 4 or 5 above:

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other than as expressly provided below in this Section 9, all Awards granted to the Non-Employee Director pursuant to the Program that have not vested as of the Non-Employee Director’s Separation from Service, shall immediately terminate without payment therefor;

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if the Non-Employee Director’s Separation from Service occurs due to his or her death or Disability (as defined below), all Awards granted to the Non-Employee Director pursuant to the Program shall immediately vest and become payable as provided in Section 10 below; and

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if the Non-Employee Director ceases to be a member of the Board due to his or her Removal (as defined below), all then-unvested Awards granted to the Non-Employee Director pursuant to the Program shall immediately terminate without payment therefor.

For purposes of this Section 9, the term “Disability” shall mean a period of disability during which a Non-Employee Director qualified for permanent disability benefits under the Company’s long-term disability plan, or, if the Non-Employee Director does not participate in such a plan, a period of disability during which the Non-Employee Director would have qualified for permanent disability benefits under such a plan had the Non-Employee Director been a participant in such a plan, as determined in the sole discretion of the Administrator. If the Company does not sponsor such a plan, or discontinues to sponsor such a plan, Disability shall be determined by the Administrator in its sole discretion. For purposes of this Section 9, the term “Removal” shall mean the removal of a Non-Employee Director from the Board, with or without cause, in accordance with the Company’s Certificate of Incorporation, Bylaws or the Delaware General Corporation Law. For purposes of this Section 9, the term “Separation from Service,” with respect to a Non-Employee Director, shall mean the date the Non-Employee Director ceases to be a member of the Board (regardless of the reason); provided, however, that if the Non-Employee Director is immediately thereafter employed by the Company or one of its Subsidiaries, such director’s Separation from Service shall be the date such director incurs a “separation from service” as such term is defined for purposes of Section 409A of the Code.

10. Timing and Manner of Payment of Awards. Except as provided in Section 11 below, on or within thirty (30) business days following the first to occur of (i) the first anniversary of the date of grant of the Award, (ii) immediately prior to the Company’s first regular meeting of stockholders following the date of grant of the Award, or (iii) the Non-Employee Director’s Separation from Service, the Company shall deliver to the Non-Employee Director a number of shares of Common Stock (either by delivering one or more certificates for such shares or by entering such shares in book entry form, as determined by the Company in its sole discretion) equal to the number of Restricted Stock Units (if any), or an amount in cash, as applicable, that vested with respect to the corresponding Award in accordance with the provisions hereof, subject to adjustment as provided in Section 9 of the Plan; provided, however, that, to the extent permitted by the Company’s Deferred Compensation Plan, as it may be amended from time to time (the “Deferred Compensation Plan”), a Non-Employee Director may elect to defer receipt of any or all shares of Common Stock payable, or cash payable, as applicable, with respect to an Award that vests pursuant to the Program. Such elections shall be made, and any such deferral shall be effected and administered, in accordance with the Deferred Compensation Plan. The Company’s obligation to deliver shares of Common Stock or cash, as applicable, with respect to a vested Award is subject to the condition precedent that the Non-Employee Director (or other person entitled under the Plan to receive shares of Common Stock or cash, as applicable, with respect to the vested Award) deliver to the Company any representations or other documents or assurances the Company may require with respect to compliance with applicable laws. A Non-Employee Director shall have no further rights with respect to any Restricted Stock Units that are paid or that are terminated pursuant to Section 9 hereof or Section 9 of the Plan, and such Restricted Stock Units shall be removed from the Non-Employee Director’s Program Account upon the date of such payment or termination.

11. Change in Control Events. An Award may vest and become payable in connection with the occurrence of certain events involving the Company as provided for in Section 9 of the Plan; provided, however, that, notwithstanding anything to the contrary in the Program or the Plan, if the event giving rise to such accelerated vesting is not also a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company for purposes of Section 409A of the Code, or an acceleration of payment of the Award would otherwise result in any tax liability pursuant to Section 409A of the Code, then payment with respect to such vested Award shall not be made until such Award would have become vested and payable without regard to this Section 11 or Section 9 of the Plan.

12. Plan Provisions; Maximum Number of Shares; Amendment; Administration; Construction. Awards granted under the Program shall otherwise be subject to the terms of the Plan (including, without limitation, the provisions of Section 9 of the Plan). If Restricted Stock Unit Awards otherwise required pursuant to the Program would otherwise exceed any applicable share limit under Section 3(a) of the Plan, such grants shall be made pro-rata to Non-Employee Directors entitled to such grants. The Board may from time to time amend the Program without stockholder approval; provided that no such amendment shall materially and adversely affect the rights of a Non-Employee Director as to an Award granted under the Program before the adoption of such amendment. The Board may amend, modify, suspend or terminate outstanding Awards; provided, however, that outstanding Awards shall not be amended, modified, suspended or terminated so as to impair any rights of the recipient of the Award without the consent of such recipient. If any such amendment or modification to an outstanding Award has the result of accelerating the vesting of such Award, then any election that had been made to defer receipt of payment with respect to all or any portion of the Award pursuant to the Deferred Compensation Plan shall be disregarded. The Program does not limit the Board’s authority to make other, discretionary grants of Awards to Non-Employee Directors pursuant to the Plan. The Administrator’s power and authority to construe and interpret the Plan and Awards thereunder pursuant to Section 2 of the Plan shall extend to the Program and Awards granted hereunder. As provided in Section 2(f) of the Plan, all determinations, interpretations and constructions made by the Administrator in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons. It is intended that the terms of the Program and all Awards granted under the Program will not result in the imposition of any tax liability pursuant to Section 409A of the Code. The Program and all Awards granted hereunder shall be construed and interpreted consistent with that intent.

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